[LOGO] FIDELITY
       BANCORP, INC.         1009 PERRY HIGHWAY o PITTSBURGH, PENNSYLVANIA 15237
                                       TELEPHONE 412/367-3300 o FAX 412/364-6504
================================================================================

                                 PRESS RELEASE

RELEASE DATE                               CONTACT
July 20, 2005                              Mr. Richard G. Spencer
                                           President and Chief Executive Officer
                                           (412) 367-3300
                                           E-mail: rspencer@fidelitybank-pa.com



                        FIDELITY BANCORP, INC. ANNOUNCES
                        --------------------------------
                             THIRD QUARTER EARNINGS
                             ----------------------
                             AND QUARTERLY DIVIDEND
                             ----------------------

PITTSBURGH, PA - July 20, 2005 - Fidelity Bancorp, Inc. of Pittsburgh, Pennsylvania (NASDAQ: FSBI), the holding company for Fidelity Bank today announced third quarter earnings for the three-month period ended June 30, 2005. Net income for the period was $941,000 or $.31 per share (diluted), compared to $1.11 million or $.37 per share (diluted) in the prior year quarter. The Company's annualized return on average assets was .57% and return on average equity was 9.03% compared to .70% and 11.01% respectively, for the same period in the prior year. For the nine-month period ended June 30, 2005, net income was $2.91 million, or $.95 per share (diluted), compared to $3.28 million or $1.07 per share (diluted) in the prior year period. Annualized return on assets was ..60% and return on equity was 9.27% for the fiscal 2005 period, compared to .70% and 10.80%, respectively, for the same period in the prior year.

Net interest income before provision for loan losses increased $91,000 or 2.7% to $3.47 million for the three-month period ended June 30, 2005, compared to $3.38 million in the prior year period. For the nine months ended June 30, 2005, net interest income before provision for loan losses increased $521,000 or 5.3% to $10.43 million, compared to $9.91 million in the prior year period.

The provision for loan losses was $225,000 for the quarter ended June 30, 2005 compared to $75,000 for the quarter ended June 30, 2004, and increased to $425,000 for the nine-months ended June 30, 2005, compared to $200,000 in the prior year period. The increase for the current quarter primarily results from an increased level of charge-offs. Net charge-offs for the quarter ending June 30, 2005 were $494,000 compared to $380,000 during the prior quarter. The increase for the nine months ended June 30, 2005 primarily results from the write-off of commercial business loans of approximately $334,000 during the first and third quarters of fiscal 2005; similar losses were not incurred in the same periods in fiscal 2004. Non-performing loans and foreclosed real estate were .59% of total assets at June 30, 2005, and the allowance for loan losses was 95.0% of non-performing loans at that date.

                                       1

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[LOGO] FIDELITY
       BANCORP, INC.                                   PRESS RELEASE (Continued)
================================================================================

Other income increased $40,000 or 4.4% to $940,000 for the quarter ended June 30, 2005 compared to $900,000 for the same period last year. For the nine months ended June 30, 2005, other income was $2.85 million, a decrease of $83,000 or 2.8% over the prior year period. The increase for the current quarter primarily relates to an increase in other operating income of $43,000. The decrease for the nine-month period ended June 30, 2005 primarily relates to decreased gains on the sale of investment securities of $109,000, partially offset by an increase in other operating income of $63,000.

Operating expenses for the quarter ended June 30, 2005, increased $72,000 or 2.5% to $2.95 million compared to $2.88 million for the comparable prior year period. The operating expense increase for the three-month period ended June 30, 2005 is attributed to an increase in compensation and benefits expense of $105,000, partially offset by a decrease in other operating expenses of $19,000 and a decrease in the net loss on foreclosed real estate of $20,000. For the nine-month period in this fiscal year, operating expenses increased $531,000 or 6.1% to $9.19 million, compared to $8.66 million in the prior year period. Included in other operating expenses for the nine month ended June 30, 2005, was a pre-tax charge of $430,000 incurred during the quarter ended March 31, 2005 related to a check kiting fraud discovered in March attributable to one business customer. While a portion or all of the loss may ultimately be recovered, the customer was unable to provide restitution or adequate collateral and the timing and amount of any recovery is therefore uncertain. The operating expense increase for the nine-month period ended June 30, 2005 is also attributed to increased compensation and benefits expense of $221,000 and an increase in office occupancy and equipment expense of $43,000, partially offset by a decrease in net loss on foreclosed real estate of $50,000 and a decrease in other operating expenses of $62,000.

Provision for income taxes increased $82,000 or 37.6% to $300,000 for the quarter ended June 30, 2005 compared to $218,000 for same period last year. The increase for the three-month period is attributable to a higher effective tax rate, partially offset by lower pre-tax income. For the nine months ended June 30, 2005, the provision for income taxes increased $53,000 or 7.5% to $755,000 compared to $702,000 for the same period last year. The increase in the nine-month period is primarily attributed to a higher effective tax rate as well as higher pre-tax income.

Total assets were $670.7 million at June 30, 2005, an increase of $42.8 million or 6.8% compared to September 30, 2004, and an increase of $34.7 million or 5.5% compared to June 30, 2004. Net loans outstanding increased $35.2 million or 12.1% to $325.8 million at June 30, 2005 as compared to September 30, 2004, and increased $42.0 million or 14.8% as compared to June 30, 2004. Deposits increased $7.2 million to $367.1 million at June 30, 2005 as compared to September 30, 2004, and were relatively unchanged as compared to June 30, 2004. Short-term borrowings increased $26.5 million to $90.6 million at June 30, 2005 as compared to September 30, 2004, and increased $28.6 million as compared to June 30, 2004. Long-term debt increased $3.3 million at June 30, 2005 as compared to September 30, 2004, and increased $3.2 million as compared to June 30, 2004. Stockholders' equity was $42.3 million at June 30, 2005, compared to $42.1 million at September 30, 2004 and $39.9 million at June 30, 2004.

                                       2

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[LOGO] FIDELITY
       BANCORP, INC.                                   PRESS RELEASE (Continued)
================================================================================

QUARTERLY DIVIDEND
------------------

The Board of Directors of Fidelity Bancorp, Inc. yesterday declared a quarterly cash dividend of $.13 per share on the Company's common stock. The dividend is payable August 31, 2005 to stockholders of record August 15, 2005. This represents the 68th uninterrupted quarterly cash dividend paid to stockholders.


The Company's filings with the Securities and Exchange Commission are available on-line through the Company's Internet website at www.fidelitybancorp-pa.com.

Fidelity   Bancorp,   Inc.  is  the  holding   company  for  Fidelity   Bank,  a
Pennsylvania-chartered, FDIC-insured savings bank conducting business through thirteen offices in Allegheny and Butler counties.

Statements contained in this news release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Fidelity Bancorp, Inc. with the Securities and Exchange Commission from time to time.

[LOGO] FIDELITY
       BANCORP, INC.                                   PRESS RELEASE (Continued)
================================================================================


Fidelity Bancorp, Inc. and Subsidiaries
Income Statement for the Three and Nine Months Ended
June 30, 2005 and 2004 - Unaudited
(In thousands, except per share data)


                                          Three Months Ended   Nine Months Ended
                                          ------------------   -----------------
                                                June 30,            June 30,
                                                --------            --------

                                              2005      2004      2005      2004
                                              ----      ----      ----      ----
Interest income:
   Loans                                   $ 4,779   $ 4,325   $13,729   $12,996
   Mortgage-backed securities                1,358     1,121     4,096     3,219
   Investment securities                     1,864     1,866     5,534     5,735
   Deposits with other institutions              2         1         5         2
                                           -------   -------   -------   -------
      Total interest income                  8,003     7,313    23,364    21,952
                                           -------   -------   -------   -------

Interest expense:
   Savings deposits                          1,966     1,848     5,659     5,800
   Borrowed funds                            2,391     1,961     6,803     5,880
   Subordinated debt                           172       121       474       365
                                           -------   -------   -------   -------
      Total interest expense                 4,529     3,930    12,936    12,045
                                           -------   -------   -------   -------

Net interest income before provision
   for loan losses                           3,474     3,383    10,428     9,907
Provision for loan losses                      225        75       425       200
                                           -------   -------   -------   -------
Net interest income after provision
   for loan losses                           3,249     3,308    10,003     9,707
                                           -------   -------   -------   -------
Other income:
   Loan service charges and fees               101       113       267       283
   Gain (loss) on sale of investment
      and mortgage-backed securities            79        67       467       576
   Gain on sale of loans                        11        13        25        41
   Deposit service charges and fees            351       352     1,017     1,022
   Other operating income                      398       355     1,076     1,013
                                           -------   -------   -------   -------
      Total other income                       940       900     2,852     2,935
                                           -------   -------   -------   -------

Operating expenses:
   Compensation and benefits                 1,917     1,812     5,555     5,334
   Office occupancy and equipment              266       251       802       759
   Depreciation and amortization               179       186       549       573
   Federal insurance premiums                   13        13        39        41
   (Gain)loss on real estate owned, net         13        33        96       146
   Intangible amortization                      11        13        35        39
   Other operating expenses                    549       568     2,114     1,767
                                           -------   -------   -------   -------
      Total operating expenses               2,948     2,876     9,190     8,659
                                           -------   -------   -------   -------

Income before income tax provision           1,241     1,332     3,665     3,983
Income tax provision                           300       218       755       702
                                           -------   -------   -------   -------
Net income                                 $   941   $ 1,114   $ 2,910   $ 3,281
                                           =======   =======   =======   =======

Basic earnings per share (1)               $  0.32   $  0.38   $  0.99   $  1.12
Diluted earnings per share (1)             $  0.31   $  0.37   $  0.95   $  1.07

(1) Per share earnings have been restated to reflect the 10% stock dividends paid in May 2005 and May 2004.

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[LOGO] FIDELITY
       BANCORP, INC.                                   PRESS RELEASE (Continued)
================================================================================


Balance Sheets - Unaudited
(In thousands, except share data)

                                                      June 30, 2005 Sept. 30, 2004 June 30, 2004
                                                      ------------- -------------- -------------

Assets:
   Cash and due from depository institutions              $   6,992    $   8,212    $   9,820
   Interest-earning demand deposits                             370          619          466
   Securities available-for-sale                            190,797      186,112      186,276
   Securities held-to-maturity                              111,790      109,334      122,048
   Loans receivable, net                                    325,752      290,548      283,759
   Loans held-for-sale                                           50          116         --
   Foreclosed real estate, net                                1,274        1,517          864
   Federal Home Loan Bank stock, at cost                     12,254       11,156       11,156
   Accrued interest receivable                                3,305        3,081        3,297
   Office premises and equipment                              5,254        5,210        5,353
   Other assets                                              12,828       11,981       12,879
                                                          ---------    ---------    ---------
      Total assets                                        $ 670,666    $ 627,886    $ 635,918
                                                          =========    =========    =========

Liabilities and Stockholders' Equity:
Liabilities:
   Deposits                                               $ 367,135    $ 359,931    $ 367,182
   Short-term borrowings                                     90,641       64,106       61,994
   Long-term debt                                           145,607      142,307      142,408
   Subordinated notes payable                                10,310       10,310       10,310
   Securities sold under agreement to repurchase              7,968        5,118        7,391
   Advance payments by borrowers for taxes
      and insurance                                           3,002        1,129        2,883
   Securities purchased but not settled                           -            -            -
   Other liabilities                                          3,715        2,908        3,893
                                                          ---------    ---------    ---------
      Total liabilities                                     628,378      585,809      596,061
                                                          ---------    ---------    ---------

Stockholders' equity:
   Common stock, $.01 par value per share,
       10,000,000 shares authorized, 3,514,709,
       3,153,617, and 3,147,266 shares issued                    35           32           31
   Treasury stock, 587,955, 480,295, and 479,564 shares      (9,808)      (8,543)      (8,527)
   Additional paid-in capital                                44,009       35,798       35,506
   Retained earnings                                          7,903       13,595       12,875
   Accumulated other comprehensive income,
      net of tax                                                149        1,195          (28)
                                                          ---------    ---------    ---------
      Total stockholders' equity                             42,288       42,077       39,857
                                                          ---------    ---------    ---------

      Total liabilities and stockholders' equity          $ 670,666    $ 627,886    $ 635,918
                                                          =========    =========    =========

(1) Shares have been restated to reflect the 10% stock dividends paid in May 2005 and May 2004.

[LOGO] FIDELITY
       BANCORP, INC.                                   PRESS RELEASE (Continued)
================================================================================


Other Data:

                                          At or For the Three Month Period Ended
                                                         June 30,
                                                         --------

                                                  2005                2004
                                                  ----                ----

Annualized return on assets                      0.57%               0.70%
Annualized return on equity                      9.03%              11.01%
Equity to assets                                 6.31%               6.27%
Interest rate spread (tax equivalent)            2.19%               2.32%
Net interest margin (tax equivalent)             2.33%               2.39%
Non-interest expense to average assets           1.79%               1.81%
Loan loss allowance to net loans                 0.78%               1.03%
Non-performing loans and real estate
  owned to total assets at end-of-period         0.59%               0.80%


                                           At or For the Nine Month Period Ended
                                                         June 30,
                                                         --------

                                                  2005                2004
                                                  ----                ----

Annualized return on assets                      0.60%               0.70%
Annualized return on equity                      9.27%              10.80%
Equity to assets                                 6.31%               6.27%
Interest rate spread (tax equivalent)            2.28%               2.30%
Net interest margin (tax equivalent)             2.37%               2.37%
Non-interest expense to average assets           1.88%               1.84%
Loan loss allowance to net loans                 0.78%               1.03%
Non-performing loans and real estate
  owned to total assets at end-of-period         0.59%               0.80%


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